Exhibit 5.6

November 5, 2009

Wendy’s/Arby’s Restaurants, LLC
1155 Perimeter Center West
Atlanta, GA 30338

Ladies and Gentlemen:

     We have acted as special Indiana counsel to RTM Mid-America, LLC, an Indiana limited liability company (the “Indiana Subsidiary”), which is an indirect wholly-owned subsidiary of Wendy’s/Arby’s Restaurants, LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of the Company, the Indiana Subsidiary and the other subsidiaries of the Company named therein as guarantors (collectively with the Indiana Subsidiary, the “Guarantors”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), relating to the registration under the Act of the Company’s $565,000,000 aggregate principal amount of 10.00% Senior Notes due 2016 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

     The Exchange Notes and the Guarantees are to be offered in exchange for the Company’s outstanding $565,000,000 aggregate principal amount of 10.00% Senior Notes due 2016 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Company and the Guarantors in accordance with the terms of the Indenture, dated as of June 23, 2009, among the Company, the Guarantors and U.S. Bank National Association, as trustee, as supplemented by the Supplemental Indenture, dated as of July 8, 2009 (the “Indenture”).

     Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Indenture. This opinion is delivered to you at the request of the Indiana Subsidiary.

     In rendering the opinion set forth herein, we have reviewed or examined copies of the following documents:

     1. the Articles of Conversion and Limited Liability Company Operating Agreement of the Indiana Subsidiary (the “LLC Organization Documents”);

     2. the fully executed Indenture, which contains the Guarantee of the Exchange Notes by the Indiana Subsidiary;

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November 5, 2009

3.	the fully executed Registration Rights Agreement;

4.	the Registration Statement;

5.	a Secretary’s Certificate (with all exhibits) dated as of June 23, 2009 executed by the Secretary of the Indiana Subsidiary;

6.	Certificate of Existence issued by the Indiana Secretary of State with respect to the Indiana Subsidiary dated October 22, 2009 (the “Certificate of Existence”); and

7.	such other agreements, instruments and documents, as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

     The Indenture, the Registration Rights Agreement and the Registration Statement are hereinafter collectively referred to as the “Indiana Subsidiary Transaction Documents.”

     Additionally, as to factual matters we have examined and relied upon, with your consent, originals or copies, certified to our satisfaction, of certificates of public officials and officers or other representatives of the Indiana Subsidiary, and we have made such inquiries of officers or other representatives of the Indiana Subsidiary, as we have deemed relevant or necessary, as the basis for the opinions set forth herein.

     In rendering the opinions expressed below, we have, with your consent assumed: (a) the genuineness of the signatures of all persons signing the Indiana Subsidiary Transaction Documents; (b) that the Indiana Subsidiary Transaction Documents have been duly executed and delivered by all parties thereto (other than the Indiana Subsidiary); (c) that all documents submitted to us as originals or duplicate originals are authentic; (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents; (e) the accuracy and completeness of all certificates and other statements, documents, and records reviewed by us; (f) the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Indiana Subsidiary Transaction Documents and in the other documents referenced in the Indiana Subsidiary Transaction Documents which have been examined or reviewed by us in connection with the rendering of the opinions expressed herein; (g) that all parties to the documents reviewed by us (other than the Indiana Subsidiary) are duly organized, validly existing and in good standing under the laws of those jurisdictions in which they are purported to be organized, and have full power and authority to execute, deliver, and perform their duties under such documents and all such documents have been duly authorized, executed, and delivered by such parties; and (h) the Exchange Securities will be issued, executed and delivered by the Company and authenticated in accordance with the terms of the Indenture.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. Based solely upon our review of the Certificate of Existence, the Indiana Subsidiary is a limited liability company organized and existing under the laws of the State of

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November 5, 2009

Indiana. The Indiana Subsidiary has full power and authority to execute, deliver and perform its obligations under the Indiana Subsidiary Transaction Documents.

     2. The execution, delivery and performance by the Indiana Subsidiary of the Indiana Subsidiary Transaction Documents and the transactions contemplated thereby (including, but not limited to, the Guarantee of the Indiana Subsidiary) have been duly authorized by all necessary organizational action by the Indiana Subsidiary; and the Indiana Subsidiary Transaction Documents have been duly executed and delivered by the Indiana Subsidiary.

     3. Neither the execution, delivery and performance by the Indiana Subsidiary of the Indiana Subsidiary Transaction Documents nor the issuance of the Guarantee by the Indiana Subsidiary in accordance with the Indiana Subsidiary Transaction Documents will: (a) violate any provision of the LLC Organizational Documents; or (b) violate any Indiana law, rule or regulation or any order known by us to be applicable to the Indiana Subsidiary of any governmental agency or body of the State of Indiana, or court of the State of Indiana having jurisdiction over the Indiana Subsidiary or its properties.

     4. No consent, approval, authorization or order of, or filing with, any governmental agency or body of the State of Indiana, or any court of the State of Indiana having jurisdiction over the Indiana Subsidiary or its properties, is required under any Indiana law, rule or regulation or any order known by us to be applicable to the Indiana Subsidiary for the consummation by the Indiana Subsidiary of the transactions contemplated by the Indiana Subsidiary Transaction Documents in connection with the offering, issuance and sale of the Exchange Notes and the Guarantees by the Company and the Guarantors, except such as may be required under securities laws of the State of Indiana (as to which we express no opinion).

     The foregoing opinions are subject to the following qualifications and limitations:

A)	The opinions expressed herein are based on and limited to the internal laws of the State of Indiana, and we express no opinion with respect to the laws of any other state or jurisdiction.

B)
The opinions expressed herein are based upon the facts in existence and the laws in effect on the date hereof, and we expressly disclaim any obligation to update such opinions, regardless of whether changes in such facts or law come to our attention after the delivery hereof.

C)	We express only those opinions directly stated herein, and any opinions by implication or inference are expressly disclaimed.

D)
We express no opinion whatsoever as to any document, instrument, agreement or matter or the content thereof which is incorporated by reference into the Indiana Subsidiary Transaction Documents and which is not specifically identified on the list of documents stated to have been received by us in connection with the rendering of this opinion.

Wendy’s/Arby’s Restaurants, LLC
November 5, 2009

E)
We have not reviewed, and do not opine as to, the existence or impact of any applicable anti-trust or unfair competition laws, employment laws, securities or “blue sky” laws, banking laws, or laws pertaining to the taxation of income or revenues.

F)
Our opinions relating to compliance with laws and required consents and filings pertain only to the statutes, rules and regulations of the State of Indiana and state agencies thereof that apply generally to business entities and do not address any applicable local zoning, health, safety, building, environmental, land use or subdivision laws, ordinances, codes, rules, or regulations, as to which we render no opinion.

     We consent to reliance upon this letter by Paul, Weiss, Rifkind, Wharton & Garrison LLP for purposes of rendering its opinion of even date herewith and filed as Exhibit 5.1 to the Registration Statement. We also consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP